Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-197726) pertaining to the Catalent, Inc. 2014 Omnibus Incentive Plan and the 2007 PTS Holdings Corp. Stock Incentive Plan of our report dated September 2, 2015, with respect to the consolidated financial statements and schedule of Catalent, Inc., included in its Annual Report (Form 10-K) for the year ended June 30, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey
September 2, 2015